Exhibit 99.2




                              FINANCIAL STATEMENTS

                FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

                                       FOR

                                  EU ENERGY PLC

                                  EU ENERGY PLC
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (In UK Pounds Sterling)

                                                   June 30, 2006          June 30, 2005
                                                   -------------          -------------
                                                    (unaudited)            (unaudited)
                                                     UK Pounds              UK Pounds
                                                     Sterling               Sterling
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                625,370                105,069
Trade receivables                                      5,087,906                     --
Inventory                                             12,845,111                     --
Prepaid expenses and other current assets              3,120,953                125,978
                                                   -------------          -------------
Total current assets                                  21,679,340                231,047

PROPERTY AND EQUIPMENT, net                              341,437                  8,677
GOODWILL AND INTANGIBLE ASSETS                                --                505,839
                                                   -------------          -------------
TOTAL ASSETS                                          22,020,777                745,563
                                                   =============          =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITY
Accounts payable                                       3,323,713                 38,530
Other accrued expenses                                 1,974,537                110,962
Warranty reserves and provisions                       3,510,051                     --
                                                   -------------          -------------
Total current liabilities                              8,808,301                149,563

LONG TERM LIABILITIES - Warranty reserve               3,345,901                     --
                                                   -------------          -------------
Total Liabilities                                     12,154,202                149,563
                                                   -------------          -------------
SHAREHOLDERS' EQUITY
Ordinary stock and paid-in capital                     1,400,454                883,396
Accumulated translation adjustment                       (76,340)                    --
Retained Earnings (Deficit)                            8,542,461               (287,325)
                                                   -------------          -------------
Total shareholder's equity                             9,866,575                596,071
                                                   -------------          -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            22,020,777                745,563
                                                   =============          =============


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


                                  EU ENERGY PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE NINE MONTHS ENDED JUNE 30 2006 AND 200
                            (In UK Pounds Sterling)5

                                                    Nine months            Nine months
                                                   ended June 30,         ended June 30,
                                                       2006                   2005
                                                   -------------          -------------

                                                    (unaudited)            (unaudited)

Revenue:
     Product and Licensing Sales                      11,488,664                     --
     Service and Maintenance Revenue                   3,246,674                     --
                                                   -------------          -------------
Total Revenue                                         14,735,338                     --

Cost of product sales                                  9,366,411                     --
Cost of service and maintenance revenue                4,294,923
Officer compensation                                     676,806                 29,615
General and administrative                             3,581,648                235,657
Research and development                                 575,818                     --
Sales and Marketing                                      884,604                     --
Depreciation                                             165,065                  6,269
                                                   -------------          -------------
LOSS FROM OPERATIONS                                  (4,809,937)              (271,541)
                                                   -------------          -------------
OTHER INCOME /EXPENSE
Other income                                             431,167                     --
Interest expense                                         (55,771)                   (88)
Interest income                                           13,621                  1,390
                                                   -------------          -------------
Total other income/expense                               389,017                  1,302
                                                   -------------          -------------
Loss before taxes                                     (4,420,920)              (270,239)
                                                   -------------          -------------
Income Taxes                                              21,645                     --
                                                   -------------          -------------
NET INCOME (LOSS)                                     (4,442,565)              (270,239)
                                                   -------------          -------------
OTHER COMPREHENSIVE INCOME
Foreign Currency Translation                            (285,058)                    --
                                                   -------------          -------------
COMPREHENSIVE INCOME                                  (4,727,623)              (270,239)
                                                   -------------          -------------
Basic and fully diluted Net Loss per share                 (0.18)                 (0.01)
                                                   -------------          -------------
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING            25,737,317             24,477,009



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


                                  EU ENERGY PLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    NINE MONTHS ENDED JUNE 30, 2005 AND 2006
                            (In UK Pounds Sterling)

                                                              Nine months            Nine months
                                                             ended June 30,         ended June 30,
                                                                 2006                    2005
                                                             -------------          -------------
                                                              (unaudited)            (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)                                               (4,442,565)             (270,239)
Adjustments to reconcile net loss to net cash used in
operating activities:
    Depreciation                                                   165,065                 6,269
    Foreign Currency translation adjustment                       (285,058)                   --
    Issuance of common shares for services                          20,500                    --
    Impairment of Intangible assets                                426,000                    --

(Increase) decrease in Assets:
   Trade Receivables                                             1,602,295               (14,102)
   Inventory                                                     5,170,234                    --
   Prepaid Expenses and other current assets                     1,646,412
Increase (Decrease) in Liabilities                                                            --
   Accounts payable - trade                                       (399,936)               33,498
   Customer advances                                            (4,417,443)                   --
    Other accrued expenses                                         176,179                    --
                                                                ----------             ---------
Net cash provided by (used in) operating activities               (338,317)             (249,574)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                (304,034)             (261,463)
                                                                ----------             ---------
Net cash provided by (used in) investing activities               (304,034)             (261,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares                                352,078               607,541
                                                                ----------             ---------
Net cash provided by financing activities                          352,078               607,541
                                                                ----------             ---------
Net increase/(decrease) in cash and cash equivalents              (290,273)               96,504
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     915,643                 8,565
                                                                ----------             ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                           625,370               105,069
                                                                ----------             ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
INTEREST PAID                                                       55,771                    66
INCOME TAX PAID                                                     21,645                    --


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


                                  EU ENERGY PLC
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF THE BUSINESS AND ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS. EU Energy Plc , incorporated in the United Kingdom, is a holding company of the wholly owned subsidiaries of EU Energy Wind Ltd, EU Energy, Inc. EU Energy Service & Maintenance GmbH, and Dewind Holdings Limited providing alternative energy solutions with operations in the UK and Germany. The Company sells and services wind turbines under the trade name Dewind. Dewind turbines are commercially available on a worldwide basis. All operating results for the nine months ending June 30, 2006 and 2005 have been generated in Europe and the United States.

ACCOUNTING PRINCIPLES. The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America.

BASIS OF FINANCIAL STATEMENTS. The consolidated financial statements include the accounts of EU Energy Plc and its wholly owned subsidiaries. All significant inter-company accounts and transactions are eliminated on consolidation.

INTERIM FINANCIAL STATEMENTS. The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the periods presented. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto presented above for the year ended March 31, 2006.

NOTE 2 - ACQUISITION

On July 4, 2005 EU Energy Plc acquired 100% of the assets and liabilities of Dewind GmbH, formerly a wholly owned subsidiary of FKI Engineering Ltd. Dewind develops, manufactures and services Wind Energy Converters, or Wind Turbines. The transaction was accounted for under purchase accounting. The results of the operations of Dewind since the acquisition are incorporated in the consolidated financial statements for the period ending June 30, 2006. During the acquisition accounting, effective to July 4, 2005, 1,558,743 in carrying value of fixed assets acquired were allocated against negative goodwill acquired. Since the assets were written down to zero, no depreciation expense was recorded on these assets for the nine months ended June 30, 2006. Had the assets not been written down, additional depreciation on these assets would have been approximately 383,000 for the nine months ended June 30, 2006.

NOTE 3 - CONTINGENCIES

During the ordinary course of business, the Company conducts legal activities primarily involving turbine warranty related issues, disputes regarding residual turbine purchase payments due the Company, and disputes regarding guaranteed availability levels of turbines sold. The Company has recorded warranty and availability reserves on the balance sheet which reflect these contingencies.



NOTE 4 - SUBSEQUENT EVENTS

On July 3, 2006, Composite Technology Corporation completed its acquisition of the Company. Under the terms of the Share Exchange Agreement, Composite Technology Corporation acquired all of the issued and outstanding capital stock of the Company in exchange for 39,169,665 shares of restricted Composite Technology Corporation common stock. Pursuant to the agreement, EU Energy became a wholly-owned subsidiary of Composite Technology Corporation.


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